Speakers:
Donald E. Morel, Jr.
Chairman and Chief Executive Officer
William J. Federici
Vice President and Chief Financial Officer

All trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., unless noted otherwise.

West Pharmaceutical Services, Inc.

Second-Quarter 2012 Analyst Conference Call

9 a.m. Eastern Time, August 2, 2012
A webcast of today’s call can be accessed in the
“Investors” section of the Company’s web site
www.westpharma.com
To participate please dial:
U.S. toll-free (888)895-5271 or
International (847)619-6547.
The confirmation number is 32923811.
A replay will be available on the web site two hours
after the live call and through August 9, 2012. To
access the replay by telephone please dial:
U.S. toll-free (888)843-7419 or
International (630)652-3042.
The passcode 32923811.
These presentation materials are intended to accompany today’s press release announcing the Company’s results for the quarter and management’s discussion of those results during today’s conference call.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995
This presentation and any accompanying management commentary contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about expected financial results for 2012 and future years.
Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates. We caution investors that the risk factors listed under “Cautionary Statement” in today’s press release, as well as those set forth under the caption "Risk Factors" in our most recent Annual Report on
Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors. Except as required by law or regulation, we undertake no obligation to publicly update any forward-
looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
Certain financial measures included in today’s press release and accompanying tables, in these presentation materials, and which may be referred to in management’s discussion of the Company’s results and outlook, are
Non-GAAP (Generally Accepted Accounting Principles) financial measures. Please refer to the “Non-GAAP
Financial Measures” and “Notes to Non-GAAP Financial Measures” at the end of these materials for more information. Non-GAAP financial measures should not be considered in isolation or as an alternative to such measures determined in accordance with GAAP.

Delivering Innovative Solutions

	Three Months Ended June 30, 2012	2011
Net Sales	$ 324.8	$ 307.9
Gross Profit	98.7	84.6
Reported Operating Profit	35.6	27.8
Adjusted Operating Profit (1)	39.5	30.5
Reported Diluted EPS	$ 0.45	$ 0.57
Adjusted Diluted EPS(1)	$ 0.79	$ 0.62

Summary Results
$ millions, except per-share data
(1) These are Non-GAAP measurements. See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial
 Measures” (Slides 13-16), “Cautionary Statement” (Slide 2) and see “Non-GAAP Financial Measures” in today’s press release for an explanation and reconciliation of these items.

Second-Quarter Operating Results
• Sales Grew 5.5% (11.3% at constant currency)
 – Pharmaceutical Packaging Systems 6.1% (13.1% at constant currency)
 • High-value products grew 28.4% at constant currency
 • Customers’ new products, increasing inventory requirements, lead times fuel sales
 • Backlog continues to grow
 • Currency headwind : €/$ exchange rate approximately 11% lower than Q2 2011
 – Pharmaceutical Delivery Systems up 3.3% (6.1% at constant currency)
 • Contract manufacturing and proprietary éris safety syringe device grew
• Gross Profit Margin increased 2.9 percentage points to 30.4%
 – PPS sharply higher on high-value product growth, pricing and efficiencies
 – PDS maintains margin on growth in contract healthcare, safety device

Expansion and Product Development
• Asian expansion on schedule:
 – China first production in Q1 2013; India in 2014
• NovaPure® introduction
• Q2 results validate investments in capacity, new products
 – Utilization of recently-expanded capacity is high
 – Envision products leading growth in high-value components
• Daikyo Crystal Zenith® products
 – Encouraging indications of development activity by some customers
• SmartDose™ development plans
• Safety and administration products
 – Éris sales growing
 – B-Safe system in market
Daikyo Crystal Zenith® is a registered trademark of Daikyo Seiko, Ltd.

Delivering Innovative Solutions

Change in Consolidated Sales Second-Quarter 2011 to 2012

($ millions)

$307.9
$24.2
$10.6
($17.9)
$324.8
2011 Sales
Volume & Mix
Price
Currency
2012 Sales

West
Delivering Innovative Solutions

Change in Consolidated Gross Profit Margin %
Second-Quarter 2011 to 2012

27.5%
2.3%
1.4%
0.1%
(0.9%)
30.4%
2011
Sales Price
Volume & Mix
Other costs
Raw Materials
2012

Delivering Innovative Solutions

Change in Second-Quarter SG&A Costs 2011 to 2012

($ millions)

$46.4
$3.0
$2.6
$1.8
$1.9
$0.5
$1.8
$54.4
2011
Incentive Comp
Stock Comp
Other Comp
All Other
US Pension
Currency
2012

Cash Flow Metrics
($ millions)
	Six Months Ended June 30,
	2012	2011
Depreciation and amortization	$37.4	$38.8
Operating cash flow	$66.0	$49.2
Capital expenditures	$69.4	$37.8

Summary Balance Sheet Information
($ millions)
	As of
	June 30, 2012	December 31, 2011
Cash and cash equivalents	$107.0	$91.8

Debt	$385.5	$349.4
Equity	$679.5	$654.9
Net debt to total invested capital†	29.1%	28.2%

Working capital	$196.8	$228.8
† Net debt to total Invested capital is a Non-GAAP measure. See Slides 14 and 15 for further explanation of
Non-GAAP measures.

2012 Full-year Financial Guidance
($ millions, except EPS)	Estimated 2012 Revenue(1)	Estimated Gross Profit %(1)
Pharmaceutical Packaging Systems Segment	$900 - $920	34.2%

Pharmaceutical Delivery Systems Segment	$340 - $350	19.6%

Consolidated	$1,240 - $1,270	30.2%
	2012 Adjusted Diluted EPS(1)(2) Estimate
	$2.60 - $2.70
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.22 for the remainder of 2012. Actual results will vary as a result of variability of exchange rates, among other items.
(2) See “Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures”(Slides 13 - 15),“Cautionary
 Statement” (Slide 2) and today’s press release for an explanation and reconciliation of these items.

Selected Factors Impacting
Second-Half 2012 and Comparisons
See “Cautionary Statement” on slide 2. This is not an exclusive list of risks associated with the forward looking statements included in today’s press release and call presentation.
• Stronger US dollar impact on reported sales, profits from
 international operations vs. first half and prior year
• Pricing changes vs. prior year smaller than first half 2012
• Normal seasonality: West and customer shutdowns for
 summer and holiday season impact sales and production
 efficiency vs. first half
• First-half sales that are not expected to recur:
 – Production in response to drug shortages / regulatory constraints
 – Customer new product launches
• Expectations for new products and development

Non-GAAP Financial Measures(1)
Three Months Ended June 30, 2012 and 2011
(in millions, except per share data)
(1) See “Notes to Non-GAAP Financial Measures” (Slides 14-16), “Cautionary Statement” (Slide 2) and today’s press release for an explanation and reconciliation of these items.
	As Reported June 30, 2012	Restructuring, impairment & related charges	Acquisition- related contingencies	Extinguishment of debt	Non-GAAP June 30, 2012
Operating profit	$35.6	$3.7	$0.2	$-	$39.5
Loss on debt extinguishment	11.6	-	-	11.6	-
Interest expense, net	4.0	-	-	-	4.0
Income before income taxes	20.0	3.7	0.2	11.6	35.5
Income tax expense	6.5	1.4	-	1.8	9.7
Equity in net income of affiliated companies	2.1	-	-	-	2.1
Net income	$15.6	$2.3	$0.2	$9.8	$27.9

Net income per diluted share	$0.45	$0.06	$0.01	$0.27	$0.79
	As Reported June 30, 2011	Restructuring, impairment & related charges	Acquisition- related contingencies	Special separation benefits	Non-GAAP June 30, 2011
Operating profit	$27.8	$1.3	($0.7)	$2.1	$30.5
Interest expense, net	4.3	-	-	-	4.3
Income before income taxes	23.5	1.3	(0.7)	2.1	26.2
Income tax expense	5.3	0.4	(0.1)	0.8	6.4
Equity in net income of affiliated companies	1.9	-	-	-	1.9
Net income	$20.1	$0.9	($0.6)	$1.3	$21.7

Net income per diluted share	$0.57	$0.02	($0.01)	$0.04	$0.62

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
(continued on following slide)
These presentation materials and associated presentation use the following financial measures that have not been calculated in accordance with generally accepted accounting principles (GAAP) accepted in the U.S., and therefore are referred to as non-GAAP financial measures:
•Adjusted operating profit
•Adjusted net income
•Adjusted diluted EPS
•Net debt
•Net debt to total invested capital
West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding business trends, results of operations, and the Company’s overall performance and financial position. Our executive management team uses these financial measures to evaluate the performance of the Company in terms of profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of each segment, and to measure and allocate financial resources to our segments. The
Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of these financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. In order to compensate for these limitations, non-GAAP financial measures are presented in connection with
GAAP results. We urge investors and potential investors to review the reconciliations of our non-GAAP financial measures to the comparable
GAAP financial measures, and not to rely on any single financial measure to evaluate the Company’s business.
In calculating adjusted operating profit, adjusted net income and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. A reconciliation of these adjusted non-GAAP measures to the comparable GAAP financial measures is included in the accompanying tables.
The following is a description of the items excluded from adjusted operating profit, adjusted net income and adjusted diluted EPS for the three
- and six-month periods presented in the accompanying tables:
Restructuring, impairment & related charges - During the three months ended June 30, 2012, we incurred restructuring, impairment and related charges of $3.7 million, the majority of which related to impairment charges of $3.4 million, as we concluded that the estimated fair

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
value of one of our product lines no longer exceeded the carrying value of the related assembly equipment and intangible asset. The remaining charges were restructuring and related charges associated with the restructuring plan announced in December 2010, primarily for employee severance and benefits, as well as asset transfer and facility closure costs.

Acquisition-related contingencies - During the three months ended June 30, 2012, we increased the liability for contingent consideration related to our 2010 acquisition of technology used in our SmartDose™ electronic patch injector system by $0.2 million, due to accretion expense. During the three months ended June 30, 2011, we eliminated $0.8 million of contingent consideration related to our July 2009 éris safety syringe system acquisition. This reflected our assessment that none of the contractual operating targets will be achieved over the earn-
out period, which ends in 2014. Partially offsetting this reduction was accretion expense related to the SmartDose electronic patch injector technology acquisition.

Extinguishment of debt - During the three months ended June 30, 2012, we recognized a loss on debt extinguishment of $11.6 million related to our repurchase of $158.4 million in aggregate principal amount of 4.00% Convertible Junior Subordinated Debentures Due 2047,
which included the purchase premium, transaction costs and a non-cash charge for unamortized debt issuance costs of the purchased
Convertible Debentures. The purchase of the Convertible Debentures results in a 2.9 million share, or 7.8%, prospective reduction in West common shares included in the measurement of diluted earnings per share. Excluding the loss on debt extinguishment recognized in the current quarter, the effect is expected to be accretive to earnings per diluted share going forward, after accounting for interest expense to be incurred in connection with notes issued on July 5, 2012, the proceeds of which provided the permanent financing for the purchase of the
Convertible Debentures.

Special separation benefits - During the three months ended June 30, 2011, we incurred $2.1 million in special separation benefits related to the retirement of our former President and Chief Operating Officer. These costs were primarily for the revaluation and acceleration of stock-
based compensation expense as a result of amendments to equity awards that allow certain of his awards to continue to vest over the original vesting period instead of being forfeited upon separation.

The accompanying tables include the Non-GAAP measure of net debt to total invested capital, which management believes provides a useful measure of the comparative degree of West’s financial leverage. Net debt is determined by reducing total debt by the amount of cash and cash equivalents, and for purpose of measuring net debt to invested capital, total invested capital is the sum of net debt and shareholders’ equity.

NOTES TO NON-GAAP FINANCIAL MEASURES
For additional details, please see today’s press release and Safe Harbor Statement.
Full Year 2012 Guidance (1)
Adjusted diluted EPS guidance	$2.60 to $2.70
Restructuring & impairment, net of tax	(0.09) to (0.07)
Acquisition-related contingencies	(0.02) to (0.01)
Extinguishment of debt	(0.27)
Discrete tax items	(0.01)
Reported guidance, diluted earnings per share	$2.21 to $2.34
WEST PHARMACEUTICAL SERVICES, INC.
RECONCILIATION OF 2012 ADJUSTED DILUGED EPS GUIDANCE
TO 2012 REPORTED GUIDANCE
(1) Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.22 for the remainder of
2012. Actual results will vary as a result of exchange rate variability. Adjusted diluted EPS is a non-GAAP measure. Please see the on slides 15 and 16 for further information.